UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 15, 2006, the Company issued a press release reporting third quarter 2006 financial results. The press release is attached as Exhibit 99.1 to this report.

The release furnished as Exhibit 99.1 to this Report contains the following non-GAAP measure: Net loss applicable to common shareholders adjusted to exclude employee stock-based compensation recorded for the quarters ended March 31, 2006 and 2005 increased $0.05 per share to $0.15 per share for the quarter ended March 31, 2006, up from $0.10 per share for the quarter ended March 31, 2005. (Refer below to our reconciliation table of GAAP net loss applicable to common shareholders to the adjusted net loss available to common shareholders).

Reconciliation of Non-U.S. GAAP Financial Measure

Adjusted net loss applicable to common shareholders defined as net loss applicable to common shareholders less employee stock-based compensation recorded for the three and nine months ended March 31, 2006 and 2005, respectively.

                                                       Three months ended March 31,     Nine months ended March 31,
                                                         2006           2005             2006            2005
                                                         ----           ----             ----            ----
Net loss available to common shareholders, as reported  $(8,221,521)   $(3,155,629)    $(16,990,110)   $(10,491,728)

Add: Employee stock-based compensation expense
(income) recorded                                         2,057,566       (628,508)       2,998,506        (365,016)
                                                        ------------   ------------    -------------   -------------

Adjusted net loss available to common shareholders      $(6,163,955)   $(3,784,137)    $(13,991,604)   $(10,856,744)
                                                        ============   ============    =============   =============

Basic and diluted net loss per share of common stock,
as reported                                                $  (0.20)      $  (0.08)        $  (0.42)       $  (0.33)

Adjusted basic and diluted net loss per share of
common stock                                               $  (0.15)      $  (0.10)        $  (0.34)       $  (0.34)

Weighted-average shares used in computing basic &
diluted net loss per share                               40,870,688     37,602,163       40,734,286      31,907,864

Note:      Adjusted net loss available to common shareholders, defined as net loss available to common shareholders adjusted for employee stock-based compensation expense (income) required to be recorded in the statement of operations is a non-U.S. GAAP measure used by management in evaluating the performance of the Company's overall business.  The Company believes that this performance measure contributes to a more complete understanding by investors of the overall results of the Company.  For the three and nine months ended March 31, 2006, the Company recorded employee stock-based compensation in the statement of operations as required by SFAS 123 (R).  For the three and nine months ended March 31, 2005, the Company did not record employee stock-based compensation expense for equity awards issued at-the-money.  For the prior period, the Company recorded employee stock-based compensation income relating to the re-measuring of the intrinsic value of stock options due to the repricing of certain employee stock options.

The information set forth in the above Item 2.02 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with the Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated May 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: May 18, 2006	By:	/s/ David P. Luci
David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Press Release dated May 15, 2006.